 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 15, 2019 (March 11, 2019)

ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Exchange of Outstanding Promissory Notes for Unsecured Convertible Note

On March 11, 2019, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), entered into two securities exchange agreements (the “Exchange Agreements”) with Baybridge Capital Fund, L.P. (“Investor”).

Pursuant to the terms of the Exchange Agreements, Investor agreed to surrender and exchange two outstanding promissory notes with principal balances of (i) $123,816.67 (including accrued interest), and (ii) $127,280.00 (including accrued interest). In exchange, the Company issued to Investor two unsecured convertible notes with a principal amount of (i) $160,000 and (ii) $150,000 (together the “Exchange Notes”).

Terms of the Exchange Notes

The Exchange Notes will mature on March 11, 2020. Principal and interest on the Exchange Notes will be payable in a lump sum on March 11, 2020.

The Exchange Notes will bear interest at a rate of 12% per annum. The interest rate increases to 18% in the event of a default under the Exchange Notes.

The Exchange Notes contain standard and customary events of default including but not limited to: (i) failure to make payments when due under the Exchange Notes, and (ii) bankruptcy or insolvency of the Company.

Investor shall have the right, from and after the date of issuance of the Exchange Notes and then at any time until the Exchange Notes are fully paid, to convert any outstanding and unpaid principal and interest into shares of Common Stock at a variable conversion price equal to the lesser of (i) a price equal to $0.003, or (ii) 65% of the lowest closing bid price for the shares over the prior five trading days.

Conversion to shares of Common Stock may not be issued pursuant to the Exchange Notes if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of Common Stock.

The Exchange Notes are not secured.

Offering of Unsecured Non-Convertible Note

On March 11, 2019, the Company also issued to Investor a $60,000 aggregate principal amount non-convertible promissory note (“Non-Convertible Note”).

The Company has received $50,000 of gross proceeds from the offering of the Non-Convertible Note.

Terms of Non-Convertible Note

The aggregate principal amount of Non-Convertible Note (together with accrued interest) will mature on September 11, 2019.

Non-Convertible Note bears interest at a rate of 12% per annum. The interest rate increases to 18% in the event of a default under Non-Convertible Note.

Non-Convertible Note contains standard and customary events of default including but not limited to: (i) failure to make payments when due under the Non-Convertible Note, and (ii) bankruptcy or insolvency of the Company.

* * * * * *

The foregoing descriptions of the Exchange Agreements, the Exchange Notes and the Non-Convertible Note are a summary and are qualified in their entirety by reference to the documents attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, which documents are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

All of the securities described in this Current Report on Form 8-K were or will be offered and sold in reliance upon exemptions from registration pursuant to Sections 3(a)(9) and 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offerings were made to “accredited investors” (as defined by Rule 501 under the Securities Act).

 Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description

	10.1	Exchange Agreement I Dated March 11, 2019
	10.2	Convertible Promissory Note Dated March 11, 2019
	10.3	Exchange Agreement II Dated March 11, 2019
	10.4	Convertible Promissory Note Dated March 11, 2019
	10.5	Non-Convertible Promissory Note Dated March 11, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

March 15, 2019	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer